CINCINNATI  FINANCIAL  CORPORATION

Investor Contact:  Heather J. Wietzel

513-870-2768

CINF-IR@cinfin.com

Media Contact:  Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Gives Early Online Access to Its Third-quarter Investment Portfolio Listing

• Highlights financial strength and liquidity

• Affirms guidance for full-year 2008

Cincinnati, October 13, 2008 – Cincinnati Financial Corporation (NASDAQ: CINF) today posted a preliminary listing of its fixed-maturity and equity portfolio as of September 30, 2008, on its Web site at www.cinfin.com/investors. The company typically has provided online access to the portfolio listing when it reports quarterly results, which is not scheduled until October 29 for the third quarter.

“Current market conditions call for continued transparency to help our shareholders understand Cincinnati Financial Corporation’s strength and liquidity,” said Kenneth W. Stecher, president and chief executive officer. “We have strong cash flow from operations and healthy cash balances. Our highly rated insurance subsidiaries have capital that exceeds required levels and we hold significant additional assets at the parent company level.

“Our updated common stock portfolio shows the strategic actions we are taking to diversify away from concentrated positions in single stocks or industries. As we continued to apply recently adopted investment parameters, we sold portions of selected common stock holdings, including additional early October sales of approximately 9 million shares of Fifth Third Bancorp (NASDAQ: FITB).” Stecher noted, “In total, we have reduced our financial sector holdings 25 percent since mid year, moving this sector more in line with our longer-term targets. In large part, common stock sales occurred when we exercised appropriate sell discipline to lock in gains.”

Subject to normal quarter-end reviews, the company’s portfolio was valued at $10.4 billion at September 30, 2008, including approximately $350 million of cash, compared with $10.7 billion at June 30, 2008. The September 30 portfolio listing does not reflect the October sale of Fifth Third shares, which generated realized gains to be included in results for the fourth quarter ending December 31, 2008. Third-quarter pretax realized gains and losses are expected to be approximately $135 million. We expect net gains from investment sales and bond calls of approximately $275 million to be partially offset by other-than-temporary impairment charges, as announced on September 16. Those charges now are estimated at a total of approximately $140 million for the third quarter.

“Our highly rated taxable and tax-exempt fixed maturity portfolio was valued at approximately $5.7 billion at quarter end. Because of the health of that portfolio, our company also is able to continue to invest in common stocks of growing, dividend-paying companies with favorable prospects. As of September 30, 2008, our equity portfolio’s market value was approximately $4.1 billion, which includes more than $1.7 billion of unrealized gains that add to our book value. Our bond portfolio contains less than 1 percent, or approximately $50 million book value, of collateralized mortgage obligations we obtained in the termination of a securities lending program. We own no additional mortgage-related securities nor any other derivative products.”

Stecher added, “Our $10.4 billion in cash and investment assets at the end of the third quarter gives us flexibility through these difficult periods to maintain our dividend and to continue growing our insurance business. Our operations do not depend on bank loans to meet payroll, pay claims or cover other normal business expenses. Total borrowings were unchanged at September 30 from June 30, 2008, as we continue to maintain a conservative debt-to-capital ratio of approximately 15 percent.

“The third-quarter investment sales also give us flexibility to help build value for shareholders by reinvesting proceeds where we see potential in this market for both current income and long-term return. Further, recent events have not changed our insurance appetite. We are in good shape with the necessary financial strength to continue to actively look for growth opportunities.”

Stecher concluded by reiterating the company’s full-year 2008 outlook, making no changes from the update made in mid-September. “We expect the decline in full-year 2008 property casualty net written premiums could be slightly more than 5 percent. We also believe the full-year 2008 combined ratio might be modestly above 100 percent including up to 9 percentage points from catastrophe losses. Third-quarter catastrophe losses, net of reinsurance and favorable development from prior period events, now are estimated at approximately $60 million to $65 million. Finally, we continue to anticipate a decline in full-year investment income greater than 10 percent.”

For the third quarter of 2008, Cincinnati Financial plans to report final results on Wednesday, October 29.

A conference call to discuss the results will be held at 11:00 a.m. EDT on that day. Details regarding the Internet broadcast of the conference call also are posted on the company’s Web site.

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financial services. CinFin Capital Management Company provides asset management services to institutions, corporations and nonprofit organizations. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2007 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review and update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Multi-notch downgrades of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

o

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Further decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular further declines in the market value of financial sector stocks, including Fifth Third Bancorp (NASDAQ:FITB)

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Securities laws that could limit the manner, timing and volume of our investment transactions

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Events, such as the credit crisis triggered by subprime mortgage lending practices, that lead to:

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Significant decline in the value of a particular security or group of securities, such as our financial sector holdings, and impairment of the asset(s)

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Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

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Significant rise in losses from surety and director and officer policies written for financial institutions

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

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Increased frequency and/or severity of claims

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

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Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

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Adverse outcomes from litigation or administrative proceedings

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Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

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Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

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Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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